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                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-45557) of ERP Operating Limited Partnership and in the related Prospectus of our report dated January 27, 1999, with respect to the consolidated financial statements and schedules of Lexford Residential Trust for the year ended December 31, 1998, included in the Current Report of ERP Operating Limited Partnership on Form 8-K dated June 30, 1999.


                                                       /s/ Ernst & Young LLP
                                                       Ernst & Young LLP

Columbus, Ohio
July 12, 1999